EXHIBIT 10.5

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ZAYO GROUP HOLDINGS, INC.
GRANT NOTICE FOR 2014 STOCK INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD
(Part B Awards)

FOR GOOD AND VALUABLE CONSIDERATION, Zayo Group Holdings, Inc. (the “Company”), hereby grants to Participant named below the number of restricted stock units specified below (the “Award”).  Assuming target performance, each restricted stock unit represents the right to receive one share of the Company’s common stock, par value $0.001 (the “Common Stock”), upon the terms and subject to the conditions set forth in this Grant Notice, the Zayo Group Holdings, Inc. 2014 Stock Incentive Plan, as amended (the “Plan”) and the Standard Terms and Conditions (the “Standard Terms and Conditions”) promulgated under such Plan, each as amended from time to time. This Award is granted pursuant to the Plan and is subject to and qualified in its entirety by the Standard Terms and Conditions.

Name of Participant:	[Participant Name]
Grant Date:	[Grant Date]
Target number of restricted stock units:	[Number of Shares Granted]
Performance Period:	The Performance Period shall consist of the First Measurement Period, the Second Measurement Period and the Third Measurement Period, as each term is defined in Appendix A
Beginning Price:	See Appendix A
Performance Metric:	Up to 840% of the target number of restricted stock units may be earned based upon Stock Price Performance as set forth on Appendix A to this Grant Notice
Vesting Schedule:	Earned Restricted Stock Units will vest in accordance with Appendix A

Participant must accept and electronically sign this Grant Notice by the date that is 90 days following the Grant Date as written above or the Award will be forfeited and cancelled on that date without payment of any additional consideration and without further action by Participant or Company.

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In addition, by accepting this Grant Notice, Participant irrevocably agrees to elect to fund the payment of withholding taxes in connection with the Award by means of a “sell-to-cover” election.

By accepting this Grant Notice, Participant acknowledges that he or she has received and read, and agrees that this Award shall be subject to, the terms of this Grant Notice, the Plan and the Standard Terms and Conditions.

ZAYO GROUP HOLDINGS, INC.

By:		[Signed Electronically]
Title:	Assistant Secretary	Participant Signature

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APPENDIX A
to
ZAYO GROUP HOLDINGS, INC.
GRANT NOTICE FOR 2014 STOCK INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD
(Part B Awards)

The number of restricted stock units earned, if any, will be determined over up to three measurement periods referred to as the First Measurement Period, the Second Measurement Period and the Third Measurement Period (each a “Measurement Period” and together (i.e., from the start of the First Measurement Period to the end of the Third Measurement Period), the “Performance Period”), if applicable, based on the Company’s Stock Price Performance over each Measurement Period.  As described below, if the Payout Percentage for the First Measurement Period is 300% or less, payment under the award will be based solely on the First Measurement Period (the Second Measurement Period and Third Measurement Period will not apply).  If the Payout Performance for the First Measurement Period is greater than 300%, the Second Measurement Period and Third Measurement Period will apply.

The following table sets forth the number of restricted stock units, expressed as a percentage of the Target Dollar Value of RSUs, earned by the Participant based upon the Company’s Stock Price Performance over each Measurement Period (calculated in the manner set forth below):

Stock Price Performance*	Payout % of Target at Top of Range (the “Payout Percentage”)
30% to 40%	840%
20% to 30%	400%
15% to 20%	200%
10% to 15%	100%
0 to 10%	0%

* Payout Percentage for performance within the Stock Price Performance range shall be determined by linear interpolation.  For example, if Stock Price Performance was 25%, which falls 50% between 20% and 30%, the Payout Percentage would be similarly be 50% between 200% and 400% (i.e., 300%).  There is no payout under the Award if Stock Price Performance is 10% or below.

To determine the number of restricted stock units earned, if any, at the end of each Measurement Period, the following steps shall be taken:

First Measurement Period

At the end of the First Measurement Period, the Committee shall determine the Maximum RSU Award and the First Cap Amount, if applicable.

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If the Maximum RSU Award is less than the First Cap Amount, the Maximum RSU Award will vest as of the last day of the Second Measurement Period, subject to Participant’s continuous employment through such time.  If the Maximum RSU Award is greater than the First Cap amount, the First RSU Vest Amount will vest as of the last day of the Second Measurement Period, subject to the Participant’s continuous employment through such time.

Second Measurement Period

If the Maximum RSU Award is greater than the First Cap Amount, the Committee shall determine the First Recalibrated RSU Award at the end of the Second Measurement Period.

If the First Recalibrated RSU Award is less than or equal to the First RSU Vest Amount, no additional restricted stock units under this Award shall vest at the end of the Second Measurement Period.  If the First Recalibrated RSU Award is greater than the First RSU Vest Amount, then the First RSU Vest Amount and the Second RSU Vest Amount shall vest as of the last day of the Second Measurement Period, subject to Participant’s continuous employment through such time.

Third Measurement Period

If the Maximum RSU Award is greater than the sum of the First RSU Vest Amount and the Second RSU Vest Amount, the Committee shall determine the Second Recalibrated RSU Award at the end of the Third Measurement Period.

If the Stock Price Performance at the end of the Third Measurement Period is equal to or higher than the Stock Price Performance at the end of the First Measurement Period, all of the Remaining Rollover Shares shall vest as of the last day of the Third Measurement Period.

If the Second Recalibrated RSU Award is less than or equal to the sum of the First RSU Vest Amount and the Second RSU Vest Amount, no additional restricted stock units under this Award shall vest. If the Second Recalibrated RSU Award is greater than the sum of the First RSU Vest Amount and the Second RSU Vest Amount, then the Third Vest Amount shall vest as of the last day of the Third Measurement Period.

The Third RSU Vest Amount shall be subject to the Participant’s continuous employment through the Second Measurement Period. Continuous employment through the Third Measurement Period is not required to earn the Third RSU Vest Amount.

Any restricted stock unit under this Award that is not earned at the end of the Third Measurement Period shall be forfeited.

Definitions

For purposes of this Award, the following terms shall mean:

“Actual Payout Percentage” shall equal the sum of the First RSU Vest, the Second RSU Vest and the Third RSU Vest, multiplied by the Ending Stock Price for the Third Measurement Period and divided by the Target Dollar Value of RSUs.

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“Applicable Stock Price” shall mean the Ending Stock Price necessary to achieve the Stock Price Performance associated with a certain Payout Percentage.

“Beginning Stock Price” shall equal the average closing price of the Company’s common stock over the ten (10) trading day period ending on the trading day immediately preceding the first day of the First Measurement Period; provided, however, if the Award is granted after September 30, 2019, the Beginning Stock Price will be adjusted to equal the Effective Stock Price if the Beginning Stock Price is greater than the Effective Stock Price. Notwithstanding the foregoing, in the event the Maximum RSU Award for the Prior Award is less than the First Cap Amount for the Prior Award, the Beginning Stock Price will not be adjusted.

“Effective Stock Price” shall mean the Applicable Stock Price of the Prior Award, determined based on the Actual Payout Percentage of the Prior Award.

“Ending Stock Price” shall equal the average closing price of the Company’s common stock over the ten (10) trading day period ending on the last trading day of the applicable Measurement Period.

“First Cap Amount” shall mean the number of restricted stock units that would vest for the First Measurement Period based on a Payout Percentage of 300%.  The First Cap Amount is calculated as follows: Target Dollar Value of RSUs multiplied by 300% divided by the Applicable Stock Price at 300% as of the end of the First Measurement Period.

“First Measurement Period” shall mean the period that begins on the first day of the Performance Period and ends on the last day of the fourth quarter following such date.

“First Recalibrated RSU Award” shall mean the number of restricted stock units that would have been awarded for the First Measurement Period had the Stock Price Performance been calculated at the end of the Second Measurement Period (rather than the First Measurement Period). First Recalibrated RSU Award is calculated as follows: Target Dollar Value of RSUs multiplied by the Payout Percentage based on the Stock Price Performance through the Second Measurement Period divided by the Ending Stock Price of the Second Measurement Period.

“First RSU Vest Amount” shall mean a number of restricted stock units equal to the lower of the Maximum RSU Award and the First Cap Amount.

“Grant Price” shall equal the Beginning Stock Price multiplied by 1.15.

“Initial Rollover Shares” shall mean the difference between the Maximum RSU Award and the First RSU Vest Amount.

“Maximum RSU Award” shall mean the number of restricted stock units that would vest based on performance solely through the end of the First Measurement Period. The Maximum RSU Award is calculated as follows: Target Dollar Value of RSUs multiplied by the Payout Percentage based on the Stock Price Performance through the First Measurement Period divided by the Ending Stock Price of the First Measurement Period.

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“Prior Award” shall mean the award of restricted stock units, the First Measurement Period of which ended immediately before the Grant Date.

“Remaining Rollover Shares” shall mean the difference between the Maximum RSU Award and the sum of the First RSU Vest Amount and the Second RSU Vest Amount.

“Second Measurement Period” shall mean the period that begins on the first day of the Performance Period and ends on the last day of the fifth quarter following such date.

“Second Recalibrated RSU Award” shall mean the number of restricted stock units that would have been awarded for the First Measurement Period had the Stock Price Performance been calculated at the end of the Third Measurement Period (rather than the First Measurement Period). Second Recalibrated RSU Award is calculated as follows: Target Dollar Value of RSUs multiplied by the Payout Percentage based on the Stock Price Performance through the Third Measurement Period divided by the Ending Stock Price of the Third Measurement Period.

“Second RSU Vest Amount” shall mean lower of (a) the difference between the First Recalibrated RSU Award and the First RSU Vest Amount, (b) the Initial Rollover Shares, and (c) the First Cap Amount.

“Stock Price Performance” shall be calculated as the percentage increase from the Company’s Beginning Stock Price to the Ending Stock Price, adjusted for dividends paid during the applicable Measurement Period (assuming such dividends are reinvested in the Company’s common stock on the dividend payment date).

“Target Dollar Value of RSUs” shall equal the Target Number of RSUs multiplied by the Grant Price.

“Target Number of RSUs” shall be the target number of restricted stock units set forth on the Grant Notice.

“Third Measurement Period” shall mean the period that begins on the first day of the Performance Period and ends on the last day of the sixth quarter following such date.

“Third RSU Vest Amount” shall mean the lower of (a) the difference between the Second Recalibrated RSU Award and the sum of the First RSU Vest Amount and the Second RSU Vest Amount, and (b) the Remaining Rollover Shares.

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ZAYO GROUP HOLDINGS, INC.

STANDARD TERMS AND CONDITIONS FOR
RESTRICTED STOCK UNITS

(Part B Awards)

These Standard Terms and Conditions apply to the Award of restricted stock units granted pursuant to the Zayo Group Holdings, Inc. 2014 Stock Incentive Plan, as amended (the “Plan”), which are evidenced by a Grant Notice or an action of the Committee that specifically refers to these Standard Terms and Conditions and are designated as “Part B Awards”.  In addition to these Standard Terms and Conditions, the restricted stock units shall be subject to the terms of the Plan, which are incorporated into these Standard Terms and Conditions by this reference.  Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

1. TERMS OF RESTRICTED STOCK UNITS

Zayo Group Holdings, Inc. (the “Company”), has granted to the Participant named in the Grant Notice provided herewith (the “Grant Notice”) an award of a number of restricted stock units (the “Award” or the “Restricted Stock Units”) with each Restricted Stock Unit representing the right to receive a certain number of shares of the Company’s common stock, par value $0.001 (the “Common Stock”) based on performance as set forth in Appendix A.  The Award is subject to the conditions set forth in the Grant Notice, these Standard Terms and Conditions, and the Plan, each as amended from time to time.  For purposes of these Standard Terms and Conditions and the Grant Notice, any reference to the Company shall include a reference to any Subsidiary.

2. EARNED RESTRICTED STOCK UNITS

The number of Restricted Stock Units earned under the Award shall be determined according to the Grant Notice and Appendix A attached thereto.

3. VESTING AND FORFEITURE OF RESTRICTED STOCK UNITS

The Award shall not be vested as of the Grant Date set forth in the Grant Notice and shall be forfeitable unless and until otherwise vested pursuant to the terms of the Grant Notice and these Standard Terms and Conditions.  After the Grant Date, subject to termination or acceleration as provided in these Standard Terms and Conditions and the Plan, the Award shall become vested as described in the Grant Notice with respect to that number of earned Restricted Stock Units as determined pursuant to the Grant Notice and Appendix A attached thereto and certified by the Committee.  Earned Restricted Stock Units that have vested and are no longer subject to forfeiture are referred to herein as “Vested RSUs.”

Notwithstanding anything contained in these Standard Terms and Conditions to the contrary and unless otherwise determined by the Company and set forth in Appendix A, upon a Participant’s Termination of Employment prior to the Restricted Stock Unit becoming a Vested RSU, the Award and all of the unvested Restricted Stock Units subject thereto shall be forfeited and canceled as of the date of such Termination of Employment; provided, that if Participant’s employment terminates as the result of Participant’s death during the Performance Period (as defined in

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Appendix A), the unvested portion of the Restricted Stock Units shall vest at the end of the First Measurement Period, with the number of Vested RSUs to be the Maximum RSU Award.

4. SETTLEMENT OF RESTRICTED STOCK UNITS

Each Vested RSU will be settled by the delivery of one share of Common Stock (subject to adjustment under Section 14 of the Plan) to the Participant or, in the event of the Participant’s death, to the Participant’s estate, heir or beneficiary, promptly following the Vesting Date (but in no event later than 30 days following a Restricted Stock Unit becoming a Vested RSU); provided that the Participant has satisfied all of the tax withholding obligations, and that the Participant has completed, signed and returned any documents and taken any additional action that the Company deems appropriate to enable it to accomplish the delivery of the shares of Common Stock.  The date upon which shares of Common Stock are to be issued under this Section 4 is referred to as the “Settlement Date.”  The issuance of the shares of Common Stock hereunder may be made pursuant to the issuance of a stock certificate, recording shares on the stock records of the Company or by crediting shares in an account established on the Participant’s behalf with a brokerage firm or other custodian, in each case as determined by the Company.  Fractional shares will not be issued pursuant to the Award.

Notwithstanding the above, the date on which shares are issued hereunder may include a delay (which delay shall in no event extend beyond 30 days following a Restricted Stock Unit becoming a Vested RSU) in order to provide the Company such time as it determines appropriate to address tax withholding and other administrative matters.

5. RIGHTS AS STOCKHOLDER

Participant shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any Restricted Stock Units unless and until shares of Common Stock settled for such Restricted Stock Units shall have been issued by the Company to Participant (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).

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8. NON-SOLICIT

The Participant hereby agrees that during Participant’s service with the Company and for a period of one year after Participant’s Termination of Employment (the “Restricted Period”), Participant will not (a) induce any customer or supplier of the Company or a Subsidiary or Affiliate, with which the Company or a Subsidiary or Affiliate has a business relationship, to curtail, cancel, not renew, or not continue his or her or its business with the Company or any Subsidiary or Affiliate, or (b) induce, or attempt to influence, any employee of or service provider to the Company or a Subsidiary or Affiliate to terminate such employment or service, or (c) interfere with or harm, or attempt to interfere with or harm, the relationship of the Company or any Subsidiary or Affiliate with any person who at any time was a customer or supplier of the Company or any Subsidiary or Affiliate or otherwise had a business relationship with the Company or any Subsidiary or Affiliate

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or hire, solicit for hire or cause to be hired, either as an employee, contractor or consultant, any person who is currently employed, or was employed at any time during the six-month period prior thereto, as an employee, contractor or consultant of the Company or any Subsidiary or Affiliate.  Notwithstanding the foregoing, this Section 8 shall not apply (i) in any case where the Participant’s Termination of Employment by the Company was not for Cause or (ii) at any time after expiration of the Restricted Period.  For avoidance of doubt, this Section 8 will apply in any case where the Participant voluntarily terminates service with the Company or where the Participant experiences a Termination of Employment with Cause.  In the event that Participant violates the terms of this Section 8, upon written demand of the Company, the Participant shall be obligated to disgorge to the Company the number of shares of Common Stock, or the cash value equivalent thereto (based upon the market value thereof on the applicable vesting date(s)), which vested during the twelve (12) months prior to Participant’s Termination of Employment.

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11. OTHER AGREEMENTS SUPERSEDED

The Grant Notice, these Standard Terms and Conditions and the Plan constitute the entire understanding between the Participant and the Company regarding the Award.  Any prior agreements, commitments or negotiations concerning the Award are superseded.

12.	LIMITATION OF INTEREST IN SHARES SUBJECT TO RESTRICTED STOCK UNITS

Neither the Participant (individually or as a member of a group) nor any beneficiary or other person claiming under or through the Participant shall have any right, title, interest, or privilege in or to any shares of Common Stock allocated or reserved for the purpose of the Plan or subject to the Grant Notice or these Standard Terms and Conditions except as to such shares of Common Stock, if any, as shall have been issued to such person in connection with the Award.  Nothing in the Plan, in the Grant Notice, these Standard Terms and Conditions or any other instrument executed pursuant to the Plan shall confer upon the Participant any right to continue in the Company’s employ or service nor limit in any way the Company’s right to terminate the Participant’s employment at any time for any reason.

13.	SECTION 409A

Notwithstanding any other provision of the Plan or these Standard Terms and Conditions, this Award is not intended to provide for a deferral of compensation within the meaning of Section 409A of the Code and is intended to qualify for as a “short-term deferral” under Section 409A of the Code, and these Standard Terms and Conditions shall be construed or deemed to be amended as necessary to effect such intent.  Under no circumstances, however, shall the Company have any liability under the Plan or these Standard Terms and Conditions for any taxes, penalties or interest due on amounts paid or payable pursuant to the Plan or these Standard Terms and Conditions, including any taxes, penalties or interest imposed under Section 409A of the Code.

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14. GENERAL
(a)

The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of these Standard Terms and Conditions, nor shall they affect its meaning, construction or effect.

(b)	These Standard Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.
(c)

In the event of any conflict between the Grant Notice, these Standard Terms and Conditions and the Plan, the Grant Notice and these Standard Terms and Conditions shall control.  In the event of any conflict between the Grant Notice and these Standard Terms and Conditions, the Grant Notice shall control.

(d)	All questions arising under the Plan or under these Standard Terms and Conditions shall be decided by the Committee in its total and absolute discretion.
15. ELECTRONIC DELIVERY

By executing the Grant Notice, the Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, and the Restricted Stock Units via Company website or other electronic delivery.

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17. EMPLOYMENT AGREEMENTS.

To the extent Participant has an effective employment agreement with the Company, and the terms of such employment agreement are contrary to terms provided in the Grant Notice or these Standard Terms and Conditions, the terms of the employment agreement in effect at such time shall control.